UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 5, 2011 (April 1, 2011)

GIBRALTAR INDUSTRIES, INC.
(Exact name of registrant as specified in its chapter)

Delaware	0-22462	16-1445150

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3556 Lake Shore Road P.O. Box 2028 Buffalo, New York	14219-0228

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (716) 826-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement
Third Amendment to Third Amended and Restated Credit Agreement
On April 1, 2011, Gibraltar Industries, Inc. and its wholly owned subsidiary, Gibraltar Steel Corporation of New York, a New York corporation, as co-borrowers, entered into Amendment No. 3 (the “Amendment”) to the Third Amended and Restated Credit Agreement with KeyBank National Association and the lenders named therein (the “Credit Agreement”). The Amendment revised the definition of “Borrowing Base”, and revised and added other provisions to the Credit Agreement in connection with the acquisition of The D.S. Brown Company discussed below. The foregoing description of the Amendment is qualified in its entirety by reference to the terms, provisions, and covenants of such Amendment, a copy of which has been filed as Exhibit 10.1 to this report on Form 8-K and is incorporated herein by reference.
Robert E. Sadler, Jr., a director of the Company, is a member of the Board of Manufacturers and Traders Trust Company, one of the lenders under the Credit Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets
Closing of the Acquisition of The D.S. Brown Company
On April 1, 2011, Gibraltar Industries Inc., a Delaware corporation (the “Company”), completed the purchase of all of the issued and outstanding shares of capital stock of D.S.B. Holding Corp, a Delaware corporation (“Holdings”). Holdings, through its direct wholly-owned subsidiary, The D.S. Brown Company, among other things, engages in the manufacture and sale of products for use in the transportation infrastructure industry. Under the terms of the Stock Purchase Agreement the Company entered into with Holdings’ stockholders (the “D.S. Brown Agreement”) the Company paid approximately $96,000,000 in cash, net of a working capital and certain other adjustments the D.S. Brown Agreement provides for. There is no material relationship, other than in respect of the transaction, between the parties. The foregoing description of the D.S. Brown Agreement is qualified in its entirety by reference to the terms, provisions and covenants of the D.S. Brown Agreement, a copy of which was filed as Exhibit 10.2 to our report on Form 8-K filed on March 15, 2011 and is incorporated herein by this reference.
The D.S. Brown Agreement was filed to provide investors and security holders with information regarding the terms, provisions, conditions, and covenants of that agreement and is not intended to provide any other factual information respecting the Company or its subsidiaries. In particular, the D.S. Brown Agreement contains representations and warranties made to and solely for the benefit of the parties thereto, allocating among themselves various risks of the transactions. The assertions embodied in those representations and warranties are qualified or modified by information in disclosure schedules that the parties have exchanged in connection with signing that agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the D.S. Brown Agreement, which subsequent information may or may not be fully reflected in our public disclosures. Accordingly, investors and security holders should not rely on the representations and warranties in the D.S. Brown Agreement as characterizations of the actual state of any fact or facts.

Item 8.01 Other Events
On April 4, 2011, the Company issued a press release announcing that it had completed the purchase of The D.S. Brown Company. A copy of that press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     (a) Not Applicable
     (b) Not Applicable
     (c) Not Applicable
     (d) Exhibits:

10.1 —	Amendment No. 3 to the Third Amended and Restated Credit Agreement among Gibraltar Industries, Inc., Gibraltar Steel Corporation of New York and KeyBank National Association and the other lenders named therein, dated as of April 1, 2011

10.2 —	Stock Purchase Agreement among Gibraltar Industries, Inc. and the stockholders of D.S.B. Holding Corp. dated March 10, 2011*

99.1 —	Press Release dated April 4, 2011

*	Filed as Exhibit 10.2 to Gibraltar Industries, Inc. Form 8-K filed March 15, 2011.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIBRALTAR INDUSTRIES, INC.
Date: April 5, 2011	By:	/s/ Kenneth W. Smith
Kenneth W. Smith
Senior Vice President and Chief Financial Officer